UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2023

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017
(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2023, a subsidiary (the “Subsidiary”) of Reinsurance Group of America, Incorporated (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Tony Cheng, the Company’s President, pursuant to which the Subsidiary agreed to provide Mr. Cheng with certain tax equalization, relocation and related payments in connection with Mr. Cheng’s relocation from Hong Kong to St. Louis, Missouri (the “Relocation”). As previously disclosed, Mr. Cheng is relocating to St. Louis in connection with the Company’s plan to appoint him as Chief Executive Officer upon the retirement of Anna Manning, the Company’s current Chief Executive Officer, on December 31, 2023.

The Letter Agreement provides that the Subsidiary will make one or more tax equalization payments to Mr. Cheng to eliminate the impact of U.S. taxes, as compared to Hong Kong taxes, with respect to (a) any payments made to Mr. Cheng in relation to his existing employment agreement regarding his employment in Hong Kong (the “Employment Agreement”); (b) portions of payments under the Company’s Annual Bonus Plan for 2023 that accrue before the Relocation and (c) any of the Company’s long-term incentive awards that vest before the Relocation. Descriptions of Mr. Cheng’s awards under the Annual Bonus Plan and his long-term incentive awards were previously reported in Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2023 under “Compensation Disclosure and Analysis.”

The Subsidiary will also engage legal, tax and other service providers to assist Mr. Cheng with immigration, relocation and tax preparation and filing, and will reimburse certain expenses related to the Relocation. Mr. Cheng will receive a cash payment for vacation time accrued prior to the Relocation. Additionally, upon Relocation, the Employment Agreement will terminate.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated June 23, 2023, between RGA Enterprise Services Company and Tony Cheng.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: June 23, 2023	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer